Exhibit 99.2
*** Text omitted and filed seperately
    Confidential treatment requested
PREMIER EXHIBITIONS/LIVE NATION AGREEMENT
     This Agreement (this “Agreement”) is entered into and made effective as of this 28th day of November, 2007, by and between Premier Exhibitions, Inc. a corporation organized under the laws of the State of Florida and having its principal place of business at 3340 Peachtree Rd NE, Suite 2250, Atlanta, Georgia 30326 (“Premier”) and Live Nation, Inc., a Delaware corporation, having its principal place of business at 501 Brickell Key Drive, Suite 300 Miami, Florida 33131 (“Live Nation”). JAM Exhibitions, LLC, a Delaware limited liability company, having its principal place of business at 207 W. Goethe, Chicago, Illinois 60610 (“JEL”), acknowledges and agrees to this Agreement solely as co-promoter with Live Nation pursuant to paragraph 27.
WHEREAS, Premier entered into that certain Term Sheet on April 13, 2005, that certain Interim Agreement on August 19, 2005, that certain Settlement Agreement on September 20, 2006 and that certain Exhibition Rights Agreement (Europe) on August 30, 2007 (collectively, the “Original Agreements”), with JAM Exhibitions, LLC, Sam Tour USA, Inc. and Concert Productions International, Inc. (collectively, “JAM”) or certain other JAM affiliated parties, which set forth the basic understandings of the parties under which Premier and JAM would work together to jointly present a series of human anatomy exhibitions, known as “Bodies...the Exhibition” (the “Exhibitions”); and
WHEREAS, on October 18, 2005, Mark Norman, a representative of JAM, distributed a memorandum entitled, “Costs Sharing Breakdown – Bodies...the Exhibition” which memorandum was created in connection with the Original Agreements and established the understanding thereunder between Premier and JAM as to the allocation of costs to be borne by the Parties during the presentment of the Exhibitions, which memorandum is attached hereto as Exhibit A (the “Costs Memorandum”); and
WHEREAS, Jam and Premier acknowledge that, as of the date hereof, the Original Agreements have been fully performed to the satisfaction of all parties and, in addition to and as a successor thereto, Live Nation and Premier (the “Parties” and each a “Party”) now wish to enter into an additional exclusive relationship on a going forward basis to jointly present a series of Exhibitions under similar terms and conditions as provided for in the Original Agreement, subject to the specific terms agreed upon herein.
NOW, THEREFORE in consideration of the mutual covenants and conditions contained in this Agreement the Parties hereto agree as follows:
1. License Rights. Premier hereby grants to Live Nation the exclusive right, license, and opportunity to jointly present, along with Premier, twelve (12) Exhibitions in twelve (12) geographic territories in the Exclusive Territory (as defined below), selected by Live Nation and approved by Premier (such approval not to be unreasonably withheld, conditioned or delayed) and to the terms and conditions contained herein (as the same may be extended and expanded by the First Option License and the Second Option License, the “License”).

2. Options. Either Party shall have the unilateral right to exercise an option under which Premier would grant to Live Nation an additional exclusive non-transferable license to present twelve (12) Exhibitions in twelve (12) additional geographic territories in the Exclusive Territory, selected by Live Nation and approved by Premier (such approval not to be unreasonably withheld, conditioned or delayed), subject to the terms and conditions contained herein (the “First Option License”). Notice of the exercise of the First Option License must be provided in writing to the other Party during the calendar month of September, 2008.
     Either Party shall have the unilateral right to exercise a second option under which Premier would grant to Live Nation an additional exclusive non-transferable license to present twelve (12) Exhibitions in twelve (12) additional geographic territories in the Exclusive Territory, selected by Live Nation and approved by Premier (such approval not to be unreasonably withheld, conditioned or delayed), subject to the terms and conditions contained herein (the “Second Option License”). Notice of the exercise of the Second Option License must be provided in writing to the other Party during the calendar month of September, 2009.
3. Exclusive Territory. As of the date of this Agreement, and continuing through the conclusion of the last Exhibition pursuant to this Agreement, Live Nation shall have the exclusive right to present Exhibitions jointly with Premier worldwide, except in North America, China, Buenos Aires, Argentina, Santiago, Chile and Madrid, Spain (the “Exclusive Territory”). For the sake of clarity, the two (2) Exhibitions to be presented by Premier and JAM in Europe pursuant to that certain August, 30, 2007 agreement between the Parties shall not be included under the terms of this Agreement.
4. Specimens. At Live Nation’s convenience, Live Nation shall take possession of at least six (6) sets of specimens for use by the Parties during the term of this Agreement. Each Exhibition shall contain a full compliment of specimens to present a human anatomy exhibition similar in scope, content and quality to other exhibitions previously presented by Premier and JAM in Amsterdam, New York and Tampa, consisting of at least twelve (12) full body specimens and two hundred (200) body parts. If all six (6) sets of specimens are being utilized in Exhibitions pursuant to this Agreement, Live Nation shall have the option to obtain an additional three (3) sets of specimens from Premier for use in Exhibitions. It is the mutual goal of the Parties to keep at least six (6) Exhibitions working in non-permanent venues during the term of this agreement and to establish as many permanent or semi-permanent venues as is reasonably practicable.
5. Exclusive Right; Right of First Opportunity. The License granted hereunder is exclusive to Live Nation and during the term of this License, Premier shall not present Exhibitions in the Exclusive Territory independently of Live Nation, nor grant a third party the right to do so, without the prior written permission of Live Nation. If Premier identifies or is presented with a potential opportunity to present an Exhibition in the Exclusive Territory (“Exhibition Opportunity”) at any time during the term of this License or for one (1) year following the last Exhibition presented hereunder, then Premier shall promptly deliver notice thereof to Live Nation (“ROFO Notice”). Subject to the terms and conditions of this Agreement, Live Nation shall have the absolute right to present such Exhibition with Premier on the same terms and conditions as the proposed Exhibition Opportunity and the Parties shall negotiate in good faith to successfully present the Exhibition. If Live Nation desires to proceed with such Exhibition, it shall deliver written notice thereof to Premier. The failure of Live Nation to deliver a notice to Premier within fifteen (15) days after receipt of the ROFO Notice shall be deemed a disapproval of such Exhibition Opportunity by Live Nation. Should Live Nation decide not to pursue an Exhibition Opportunity, during the term of this License only, and absent prior written permission granted by Live Nation, Premier shall be restricted from presenting such Exhibition in the Exclusive Territory, whether such presentation be in conjunction with a third party, or independently.
6. Consideration for Licenses. As consideration for the License conferred herein, Live Nation shall pay to Premier a non-refundable and non-recoupable guaranteed payment of six million dollars U.S. ($6,000,000 U.S.), such moneys to be due to Premier on or before November 30, 2007. In the event that the First Option License is exercised by either of the Parties in accordance with Section 2 above, Live Nation shall pay to Premier a non-refundable and non-recoupable guaranteed payment of six million dollars U.S. ($6,000,000 U.S.), such moneys to be paid on or before November 30, 2008. As consideration for the Second Option License, and in the event that the Second Option License is exercised by either of the Parties in accordance with Section 2 above, Live Nation shall pay to Premier a non-refundable and non-recoupable guaranteed payment of six million dollars U.S. ($6,000,000 U.S.), such moneys to be paid on or before November 30, 2009.
7. Responsibilities of Live Nation. Live Nation shall make all arrangements and obtain all permits and licenses that are customarily required for presenting Exhibitions in the venues, provided however, that to the extent possible, Premier will cooperate with and assist Live Nation in good faith to obtain such permits and licenses and Live Nation shall not be responsible to obtain permits or licenses to legally display the specimens.
     During the time Live Nation is in possession of the specimens, Live Nation shall be responsible: (i) for the care and storage of the specimens and all supporting materials; and, (ii) to protect the specimens from the elements, including extreme lighting conditions, extreme temperature fluctuation, extreme humidity fluctuation, unauthorized photography, filming, videotaping and handling by unauthorized personnel in a manner that could damage the specimens.
     As part of the shared costs, Live Nation shall provide and maintain throughout the term of this License comprehensive general public liability insurance in an amount of not less than one million dollars ($1,000,000) per occurrence and one million dollars ($1,000,000) in the aggregate covering casualty to attendees of the Exhibitions and naming Premier as an additional insured.
     Costs related to transportation of the Exhibitions, including customs costs and shipping duties shall be considered as part of the shared costs.

     All printing costs in connection with the Exhibitions, whether completed internally or externally through the use of a third-party vendor shall be considered as part of the shared costs, except for printing costs of Premier in preparing supporting materials for the Exhibitions, which shall be the sole cost of Premier.
     Live Nation shall be responsible for overseeing and providing all marketing and public relations through the last Exhibition under this Agreement; provided, however, that all marketing and public relations conducted in connection with the Exhibitions shall require the prior approval of Premier, not to be unreasonably withheld. Live Nation will supply weekly marketing recaps at the request of Premier.
     Live Nation shall be responsible for overseeing all staffing and the daily operations of each Exhibition. Staffing may be with volunteers, Live Nation employees, contract employees, independent contractors and/or temporary employees. Live Nation shall use its best efforts to engage competent staff that shall be trained in advance by Live Nation, in consultation with Premier. Prior to opening an Exhibition, Live Nation will share the estimated budget for the operation of the Exhibition and the estimated weekly expenses which must be approved by Premier but not be unreasonably withheld.
     Live Nation shall be responsible for the safety and security of the Exhibition from the time it is delivered and installed by Premier at the Exhibition venue until it is dismantled at the venue by Premier for transportation or storage until it can be installed at the next Exhibition.
     Live Nation shall be responsible for funding the shared costs pursuant to the Costs Memorandum. All third party vendors shall be paid within 30 days of receipt of invoices.
     Live Nation shall immediately provide written notice to Premier of any damage, theft, loss or the occurrence of any event which threatens or is likely to threaten the safety and security of any substantive element of the Exhibition.
     To the extent it is within Live Nation’s control, Live Nation shall not allow any food or beverage to be permitted in the Exhibition at any time either during normal exhibit hours or during special events.
     In consultation with Premier, Live Nation shall develop and implement a comprehensive admission and sales program, including admission ticket sales, telephone sales, media and sales blitzes, box office, group sales, and other means to maximize attendance at each Exhibition.
     Live Nation shall comply with all local laws in the country of the venue where the Exhibition is held regarding employer obligations, to the extent applicable to Live Nation.
8. Responsibilities of Premier.

     Premier shall create, design, fabricate, install, dismantle, maintain, update and keep current the Exhibitions in each venue including; but not limited to: (i) all theatrical displays or devices that may be incorporated into the Exhibition; (ii) all specimen mountings and specimen labels; and, (iii) all necessary galleries and ancillary areas, including furniture and equipment for all areas or improvements that may be required to properly secure, store, handle and display the specimens and present them in a manner that will allow the public to safely view them.
     Premier shall be responsible for obtaining all consents, agreements, permits, customs clearances, licenses and rights for each Exhibition for the purpose of legally displaying and using the specimens at the Exhibitions. Premier shall deliver to Live Nation copies of such consents, agreements, permits, customs clearances or licenses each time Premier delivers specimens to a venue. Premier shall be liable for applicable customs duties at its sole cost and expense.
     Premier shall provide full property insurance coverage insuring the Exhibition in amounts determined by Premier and approved by Live Nation and such coverage shall name Live Nation and its assigned as additional insureds.
     Premier shall be responsible for the pre-packing, packing, handling, security and the transportation of all specimens.
     Premier shall install and dismantle each Exhibition and shall be the exclusive handler of the specimens.
     Premier shall provide for the care and custody of each Exhibition until the point in time that Premier delivers and installs it at the Exhibition venue. Upon completion of each Exhibition, Premier shall dismantle the Exhibition and deliver it to the next venue during which period of time it shall be responsible for the care and custody of each Exhibition.
     Premier shall provide Live Nation with all existing marketing designs and concepts and, in concert with Live Nation, shall develop new marketing and design concepts.
     Premier, from time to time, and at no cost, shall provide the services of Dr. Roy Glover, Professor Emeritus of Anatomy, University of Michigan, or a replacement acceptable to Live Nation acting reasonably, to participate in marketing and public relations projects to promote each Exhibition. All fees and expenses incurred by Dr. Glover when directly promoting an Exhibition, including all travel related expenses, shall be considered as part of the shared costs of the parties.
     Premier shall provide the know-how and expertise of its senior staff who are experienced in the exploitation of exhibitions generally as and when required to assist Live Nation in the common objective to maximize profits.

     Premier shall provide written descriptions of the Specimens, scripts and production materials for the audio tours and the Exhibition catalogues.
     Premier shall design, create and fabricate each Exhibition. Premier shall use its best efforts to cause each Exhibition and all of the specimens to be of the highest professional quality and size and consistent with no less than the standard now established with the opening and presentations of “Bodies...the Exhibition” in Tampa, New York, Atlanta and Las Vegas.
9. Mutual Obligations of Parties. The Parties agree to work diligently and in good faith to present successful Exhibitions and to act commercially reasonably in selection of cities and work schedules and to take all reasonable steps to eliminate “down-time” and to keep the Exhibitions running efficiently during the term of this License. Accordingly, it is generally recognized and understood by the Parties that identifying prospective venues, contracting with the venues, and scheduling the presentation period for each of the Exhibitions requires a coordination of the Parties’ individual respective efforts and accordingly, each of the Parties undertakes and agrees to keep the other fully informed; and otherwise, work together all with a view to having venues available for the use of each of the Exhibitions. Accordingly, from time to time, and as frequently as necessary, the key responsible personnel of the Parties shall meet to ensure that each of the Exhibitions will be in use for the purpose of generating revenue with as little downtime as commercially reasonable.
10. Cost Obligations of Parties. Each of the Party’s costs to produce and present the Exhibitions shall by borne by the Parties in accordance with the designations and allocations described in the Costs Memorandum. For the sake of clarity, all references to “JAM/CPI” in the Costs Memorandum shall mean Live Nation for the purposes of this Agreement and all references to “PE” in the Costs Memorandum shall mean Premier.
     The Parties further agree to treat all withholding taxes as shared costs, and wherever deemed necessary by Live Nation, Live Nation shall withhold a reasonable amount of Premier’s share of Revenue as a reserve to be held against withholding tax as required by applicable law.
     The Parties agree that certain overhead costs, in addition to those enumerated in the Costs Memorandum, may be incurred by Live Nation in order to successfully present the Exhibitions contemplated under this Agreement. The Parties agree that the maximum costs associated herewith shall be one hundred thousand dollars ($100,000.00) per Exhibition. If the cost of staff members hired by Live Nation pursuant to this Agreement would fall under this Section 10, and such staff members are used for other work beyond that required by this Agreement, the costs will be allocated based on the percentage of work to be carried out under the terms of this Agreement.
     The Parties further agree to an additional production expense of forty seven thousand and six hundred and twenty dollars ($47,620.00) for each Exhibition produced by the Parties under this Agreement. This expense shall be recouped by the Parties pursuant to Section 12(1), but in the following percentages: ***% to Live Nation and ***% to Premier.

11. Additional Expense. For each month that an Exhibition extends beyond six (6) months at a particular venue, Live Nation shall pay to Premier as an additional expense the sum of eighty three thousand three hundred and thirty three dollars and thirty three cents ($83,333.33) per month.
12. Revenue Sharing. Revenue shall be defined as all revenues from the Exhibitions received by the Parties from any source directly or indirectly related to the Exhibition, including revenues generated from the sales of merchandise, tickets, sponsorship rights, and shall include revenues generated from parking, concessions, and all third-party guarantees. Revenue sharing shall be as follows for each Exhibition: (1) recoupment of expenses already incurred and already paid by the Parties in accordance with the Costs Memorandum and Sections 10 and 11 above, which such expenses shall not include the cost to Live Nation of the non-refundable non-recoupable guarantee payments referenced in Section 6 above; then (2) for the next seven hundred thousand dollars ($700,000.00) of Revenue, ***% to Live Nation and ***% Premier, and thereafter (3) ***% to Premier and ***% to Live Nation.
13. Indemnities. Live Nation hereby agrees to defend, pay and hold harmless Premier, its subsidiaries, parent companies, affiliates, agents, and assigns and their respective agents, officers, employees, and directors, from and against any and all losses, damages, liabilities, claims, demands, suits and expenses that Premier may incur or be liable for as a result of any claim, suit or proceeding made or brought against Premier based upon, arising out of, or in connection with Live Nation’s breach of any of its representations, duties or obligations hereunder.
     Premier agrees to indemnify, defend, pay and hold harmless Live Nation and its respective subsidiaries, parent companies, affiliates, agents, and assigns and their respective agents, officers, employees, and directors, from and against any and all losses, damages, liabilities, claims, demands, suits and expenses that Live Nation may incur or be liable for as a result of any claim, suit or proceeding made or brought against Live Nation based upon, arising out of, or in connection with Premier’s breach of any of its representations, duties or obligations hereunder.
     Each Party shall give the other Party prompt notice of any claim or suit coming within the purview of these indemnities. Upon the written request of any indemnitee, the indemnitor shall assume the defense of any claim, demand or action against such indemnitee, and shall upon the request of the indemnitee, allow the indemnitee to participate in the defense thereof, such participation to be at the expense of the indemnitee.
14. Accounting/Control of Moneys/Distribution of Revenue. Live Nation will conduct the accounting for the Exhibitions and shall maintain all books of account and such supporting documentation as is customarily required to audit (according to generally accepted accounting principles consistently applied) the Revenue and shared costs of each Exhibition. For a period of ninety (90) days following the delivery of the final accounting for each Exhibition and for all of the Exhibitions at the end of the term of this License, Live Nation agrees to allow authorized representatives of Premier to have reasonable access to such books and records, and to make such copies thereof as authorized representatives of

Premier shall reasonably require, for the purpose of auditing operating statements and shared costs. In the event that any such audit discloses an amount owing to Premier as a consequence of any then owed underpayment by more then ten per cent (10%), then Live Nation shall forthwith pay the amount so determined as owing to Premier plus the reasonable cost of the audit.
     Live Nation shall furnish to Premier daily and monthly accountings of Revenue and Exhibition attendance figures by way of email using a computer program template provided by Premier and approved by Live Nation.
     Not more than sixty (60) days after the closing of each Exhibition, Live Nation will present to Premier all of the supporting documentation which is necessary to tabulate the final settlement for said Exhibition.
     All funds attributable to the Exhibitions will be segregated in a separate bank account. Any amounts to be remitted in excess of $100,000 must be co-signed by an authorized signatory of each of Live Nation and Premier. Neither Party can pay itself its portion of Revenues without the prior written approval of the other Party. All operating expenses for the Exhibitions shall be paid from this segregated bank account. Distribution of Revenue and recoupment of expenses already incurred and already paid shall be paid to the Parties on a bi-weekly basis.
15. Non-Competition. Live Nation, either as a producer, presenter, proprietor, partner, investor, shareholder, director, officer, employee, principal, agent, advisor, or consultant, and its parents, subsidiaries, affiliates, and principals agree not to compete directly or indirectly with Premier in the presentation of a human anatomy exhibition for a period of one (1) year commencing on the closing of the last Exhibition presented jointly by Live Nation and Premier (i.e. whichever Exhibition closes to the public last). It is the intention of this provision to preclude not only direct competition but also all forms of indirect competition, such as consultation for a competitive business (i.e. human anatomy exhibition), or any assistance or transmittal of information of any kind or nature whatsoever which would be of any material assistance to a competitive business.
16. Further Cooperation. Each of the Parties hereto shall execute and deliver such other and further documents and instruments, and take such other and further actions, as may be reasonably requested of them for the implementation and consummation of this Agreement and the transactions herein contemplated.
17. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the Parties hereto, and their respective permitted successors and assigns, but shall not confer, expressly or by implication, any rights or remedies upon any other party.
18. Termination/Dispute Resolution. A Party may terminate this Agreement in the event that (a) the other Party fails to perform any material term, covenant or agreement to be observed or performed by them under this Agreement, and such failure shall continue for twenty (20) days following written notice from the other Party; or (b) the other Party becomes insolvent or admits its inability to pay its debts as they mature or makes an assignment for the benefit of its creditors; or (c) a proceeding in bankruptcy or for the reorganization of the other Party, the readjustment of any of its debts under the Bankruptcy Code or any other laws, whether state or federal, for the relief of debtors shall be commenced by the other Party, or shall be commenced against the other Party and not discharged within ninety (90) days after the commencement thereof; or (d) a receiver or trustee shall be appointed for the other Party for any substantial part of their assets, or any proceeding shall be instituted for dissolution or the full or partial liquidation of the other Party.
     Within thirty (30) days of termination of this Agreement, Live Nation, shall return to Premier or otherwise dispose of as Premier may direct all pamphlets, literature, contractual documentation, photographs, catalogues, advertising material, specifications, cost estimates and other materials, documents and papers whatsoever belonging to Premier and sent to Live Nation relating to the Exhibition (other than correspondence between the Parties) which Live Nation may have in its possession or under its control.
     If there is a dispute or a disagreement (“Dispute”) between the Parties in connection with this Agreement, senior officers of each of the Parties, within five (5) days of such Dispute, shall meet in good faith to resolve such Dispute, and, if such Dispute cannot be resolved by such senior officers within ten (10) days of such dispute, either Party may seek court intervention.
19. Notices. All notices required to be given under the terms of this Agreement shall be in writing (including email and facsimile transmissions, provided that a copy thereof is also sent by certified or registered air mail on the same day as such email or facsimile transmission) and shall be deemed to have been duly given if delivered to the addressee in person (and receipted on a copy of such notice), or transmitted, or mailed by a nationally recognized overnight delivery service or certified or registered air mail, return receipt requested, as follows:
     If to Live Nation, addressed to:
Live Nation, Inc.
c/o Live Nation Artists
501 Brickell Key Drive, Suite 300
Miami, Florida 33131
Attention: Marc Stollman Esq.
Email Address: mstollman@cpient.com
     WITH A COPY TO
CPI Canada Management Inc.
Alcorn Avenue, Suite 304
Toronto, Ontario
Canada M4V 3A9

Attention: Gary Moss, Chief Operating Officer
Email address: gmoss@CPIcanada.ca
Fax No.: (416) 922-1498
     If to Premier, addressed to:
Premier Exhibitions, Inc.
3340 Peachtree Rd. NE Suite 2250
Atlanta, GA 30326
Attention: Bruce Eskowitz, President
Email address: beskowitz@prxi.com
     WITH A COPY TO:
Brian Wainger
281 Independence Boulevard, Suite 440
Virginia Beach, VA 23462
Email address: bwainger@prxi.com
Fax No.: 757-257-0380
     If to JEL, addressed to:
JAM Exhibitions, LLC
207 W. Goethe
Chicago, Illinois 60610
Attention: Steve Traxler, President
Email address: SteveT@jamusa.com
     WITH A COPY TO:
William A. Rudnick
DLA Piper US LLP
Chicago, Illinois 60601
Email address: william.rudnick@dlapiper.com
Fax No.: 312-630-5328
All such notices shall be effective upon the delivery thereof to the addressee in person or via nationally recognized overnight delivery service or email or facsimile with documentary evidence of delivery. Any Party may change its respective addresses and fax numbers by giving notice as herein provided.
20. Assignability. This Agreement is not assignable, except by the prior written consent of the Parties, which consent shall not be unreasonably withheld, conditioned or delayed; provided however, a change of control in Live Nation would not be considered an assignment and transfer of this Agreement requiring the prior consent of Premier, nor shall the co-promotion arrangement between Live Nation and JEL (pursuant to paragraph 27 hereof) be considered an assignment or transfer of this Agreement requiring the prior consent of Premier.
21. Enforceability. If any provision of the Agreement shall be held invalid or unenforceable, the remainder of this Agreement which can be given effect without such invalid or unenforceable provision shall remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall remain in full force and effect in all other circumstances.
22. Waiver. The waiver by any Party hereto of any breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.
23. Force Majeure. If due to acts of God, insurrection, fire, elements, national emergency, governmental prohibition or interference, or any other similar cause outside of the reasonable control of either Party to this Agreement (“Force Majeure”) an Exhibition is canceled, delayed or the performance of either Party under the terms of this Agreement is made impossible, the Parties agree that such cancellation, postponement or failure to perform shall not be considered a breach of this agreement. In such event, however, the Parties agree to use their best efforts to reschedule the Exhibition.
24. Confidentiality. During and after the License of this Agreement, the Parties shall use reasonable efforts not to disclose to anyone for any reason, without the prior written consent of the other, any proprietary or strategic information, marketing plans, strategies, results or other confidential information divulged to or learned by either Party about the other from any source whatsoever, unless and until such information has generally become available to the public from sources other than the other Party.
25. No Agency or Partnership. Nothing in this Agreement is intended to create, nor shall anything herein be construed or interpreted as creating, an agency, a partnership, a joint venture or any other relationship between the Parties except as expressly set forth herein, and both Parties understand that, except as expressly agreed to herein, each shall be responsible for its own separate debts, obligations and other liabilities.
26. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same document. A signature transmitted by electronic mail shall be considered an original signature for all purposes.
27. Co-Promotion Agreement between JAM Exhibitions, LLC and Live Nation. Without regard to, or impact upon the Original Agreements and only with respect to the Agreement made hereunder between Live Nation and Premier, the Parties acknowledge and agree that, JEL is Live Nation’s exclusive “co-promoter” (as such term is generally understood) solely with respect to the License granted hereunder pursuant to that certain Letter Agreement between Concert Productions International, Inc., and JAM Exhibitions, LLC dated

September 17, 2007 (the “Co-Promotion Agreement”). Accordingly, only with respect to this License, Premier, JEL and Live Nation agree as follows:
          a) JEL shall be responsible for fifty (50%) percent of all sums payable by Live Nation pursuant to paragraphs 6, 7, 10 and/or 11 hereof.
          b) JEL shall be entitled to fifty (50%) percent of all sums payable to Live Nation pursuant to paragraph 12 hereof.
          c) The rights, responsibilities assigned to, or provisions applicable to, Live Nation pursuant to paragraphs 7, 13, 15, 16, 17, 21 and 26 hereunder shall be deemed to apply jointly to JEL as co-promoter.

     IN WITNESS WHEREOF, the Parties have executed this Agreement and affixed their hands and seal as of the day and year first above written.
PREMIER:
PREMIER EXHIBITIONS, INC.

By:
Its:

LIVE NATION:
LIVE NATION, INC.

By:
Its:

Acknowledged and Agreed to the extent applicable by:
CO-PROMOTER: JEL
JAM EXHIBITIONS, LLC

By:
Its: